SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 13, 2004

CAN/AM AUTOSALES, INC.

(Exact Name of Registrant as Specified in its Charter)
Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

_______________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 19, 2004, the Company announced a 5 for 1 forward split of the company's common stock to take effect July 7, 2004. Due to circumstance beyond their control, the effective date of the forward split was delayed until July 13, 2004. All Shareholders of record as of July 13, 2004, will receive a new certificate for 5 shares for each share they own on July 13, 2004.

After the common stock split, the number of issued and outstanding shares of the Company will increase from 3,652,500 to 18,262,500. The authorized shares of 100 million and the par value of $0.001 per common share remain unchanged. The Company has obtained a new CUSIP number and trading symbol, and will trade under this new symbol on July 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAN/AM AUTOSALES, INC.

July 13, 2004                /s/ Triantfyllos Groumoutis

Date                                 Triantfyllos Groumoutis, President